UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2018

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on April 20, 2018 (the “Annual Meeting”), at which the following persons were elected to the Company’s Board of Directors by the votes and for the terms indicated:

	Vote
Director	For	Against	Abstain	Broker Non-Votes	Term Ending

James J. Cannon	111,331,690	2,491,359	96,514	10,436,201	2019
John D. Carter	108,799,968	5,006,883	112,712	10,436,201	2019
William W. Crouch	109,443,589	4,373,695	102,279	10,436,201	2019
Catherine A. Halligan	113,092,659	714,402	112,502	10,436,201	2019
Earl R. Lewis	109,985,555	3,837,891	96,117	10,436,201	2019
Angus L. Macdonald	108,464,116	5,345,547	109,900	10,436,201	2019
Michael T. Smith	108,167,413	5,639,083	113,067	10,436,201	2019
Cathy A. Stauffer	112,048,180	1,760,383	111,000	10,436,201	2019
Robert S. Tyrer	113,051,963	754,378	113,222	10,436,201	2019
John W. Wood, Jr.	112,440,101	1,367,562	111,900	10,436,201	2019
Steven E. Wynne	109,146,789	4,657,390	115,384	10,436,201	2019

At the Annual Meeting, the proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes

120,434,713	3,773,809	147,242	0

At the Annual Meeting, the proposal to hold an advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes

66,966,097	45,558,309	1,395,157	10,436,201

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 23, 2018.

FLIR SYSTEMS, INC.
(Registrant)

By:	/s/ Todd M. DuChene
Todd M. DuChene
Senior Vice President, General Counsel and Secretary